                                                                    EXHIBIT 10.4



                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                          ____________________________

                         d/b/a ____________, AS SELLER,

                          ____________________________,

                                 AS SHAREHOLDER

                                       AND

                           ORTHODONTIX INC., AS BUYER

                              ______________, 1997

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made this _____ day of ____ , 1997, by and among _____ , d/b/a ______ , a _____
professional corporation ("Seller"), _______ ("Shareholder") and Orthodontix, Inc., a Florida corporation ("Buyer").

                                    RECITALS

         A. Seller is a professional corporation performing orthodontic and related services through the Shareholder and other licensed professionals (the "Business").

         B. Buyer is a Florida corporation. Buyer and its affiliates have developed systems, procedures and strategies to maximize the productivity, efficiency and profitability of orthodontic practices. Buyer and its affiliates are experienced in providing capital improvements, management and related services to orthodontic practices.

         C. Shareholder is an orthodontist licensed to practice in the State of ______________ and is the sole director, officer, and owner of 100% of the outstanding capital stock of Seller. Shareholder is employed by Seller pursuant to an employment agreement, a copy of which is attached hereto and incorporated by reference hereby as Exhibit II to this Agreement (the "Shareholder Employment Agreement").

         D. Embassy Acquisition Corp. ("Embassy") will become the sole shareholder of Buyer at the Closing (as such term is hereinafter defined at Section 1.1 of this Agreement) pursuant to the consummation of a business combination transaction between Buyer and Embassy, concurrent with the Closing, which will, among other things, require each share of Common Stock to be delivered to the Seller hereunder to be exchanged for one share of Embassy Common Stock (the "Embassy Combination").

         E. Buyer desires to acquire from Seller, and Seller desires to sell to Buyer, upon the terms and subject to the conditions herein set forth, certain of the properties, assets and rights associated with the Business of Seller, more particularly described as those certain assets attached hereto and incorporated by reference hereby as Exhibit "A" to this Agreement (the "Assets") solely in exchange for the Consideration (as such term is hereinafter defined at Section
2.1 (a) of this Agreement). Seller desires to promptly liquidate thereafter, and distribute the Consideration to Shareholder in connection with the liquidation.

         F. Buyer desires to assume those certain liabilities of Seller, more particularly described as those certain liabilities attached hereto and incorporated by reference hereby as Exhibit "B" to this Agreement.

         G. It is intended that for federal income tax purposes the transactions contemplated hereunder shall qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended.

         H. This Agreement is being entered into in connection with the execution of a Services Agreement (the "Services Agreement") between Orthodontix Professional, P.A., a _________ professional corporation affiliated with Buyer, and a professional corporation wholly owned by the Shareholder substantially in the form attached hereto as Exhibit "I." The execution of the Services Agreement is a condition precedent to the consummation of the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, which are hereby incorporated herein, and of the mutual promises herein contained, it is hereby agreed as follows:

                             1. CONVEYANCE OF ASSETS

         1.1 ASSETS TO BE ACQUIRED FROM SELLER. Upon the terms and subject to the conditions set forth in this Agreement, Buyer shall acquire from Seller, and Seller shall sell, transfer and deliver to Buyer or its assignee, on the date of the closing of the Embassy Combination at the offices of Buyer, or on such other date and at such other place as agreed to by the parties (the "Closing"), all of the properties, assets and rights of Seller relating to the Assets, other than the Excluded Assets as described in Section 1.2 hereof. The Assets, include, without limitation, the following:

                  (a) All machinery and equipment associated with or related to the Assets listed in Exhibit "A" together with all parts, tools and accessories and the like relating thereto ("Equipment");

                  (b) All of Seller's office furniture, fixtures and office equipment and all parts relating thereto associated with or related to the Assets listed in Exhibit "A" hereto ("Office Equipment");

                  (c) All of Seller's materials and inventory, including packaging or supplies in stock, in transit and/or on order, and other items in connection with the Assets listed in Exhibit "A" hereto ("Inventory");

                  (d) All goodwill incident to or associated with the Assets, all of Seller's telephone numbers, telephone and advertising listings (to the extent transferable), patient lists (to the extent transferable) and all other information and data relating to the patients or suppliers of Seller or otherwise related to the Assets, and all of Seller's product development, design and product patents, trademarks, trade names, service marks, copyrights, computer programs and software, trade secrets, processes, know how and product specifications, promotional displays and materials associated with or related to the Assets, all Intellectual Property (as defined in Section 3.20) and any applications related thereto ("Intangible Assets");

                  (e) Subject to compliance with professional and other obligations and the patient's consent thereto, all of the Seller's right, title and interest in and to the accounts with vendors, suppliers, service providers, patients and other third parties, including all of Seller's rights under each of the scheduled contracts and agreements listed in Exhibit "A" hereto (the "Assigned Contracts"); and

                  (f) All trade and other accounts receivable of Seller (the "Accounts Receivable") arising prior to the closing.

                  (g) All of Seller's right, title and interest in and to the Shareholder Employment Agreement.

         1.2 EXCLUDED ASSETS. Notwithstanding anything in Section 1.1 to the contrary, the Assets do not include the following ("Excluded Assets"):

                  (a) All Assets not specifically conveyed pursuant to Section
1.1 hereof;

                  (b) Minutes, minute books and stock record books of Seller;

                  (c) Seller's cash on hand and in bank accounts and any other cash or cash equivalents and all marketable and other securities;

                  (d) Any rights, liabilities or obligations arising under, or with respect to, any of Seller's Plans (as such term is defined in Section 3.16 below), including, but not limited to, any rights, liabilities or obligations arising under, or with respect to, the health care continuation requirements under Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code") and Part 6 of Subtitle B of Title I of ERISA ("COBRA");

                  (e) The consideration to be received by and the rights of Seller under this Agreement;

                  (f) All claims of Seller, whether or not pending or liquidated, for loss or damages against any parties with respect to the operations of Seller prior to the Closing, other than those related to the Assets purchased pursuant to this Agreement;

                  (g) The real property described on Schedule 1.2(g); and

                  (h) The vehicles described on Schedule 1.2(h).

                                2. CONSIDERATION
                                ----------------

         2.1 CONSIDERATION.

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                  (a) CONSIDERATION. Buyer shall acquire the Assets from Seller for $ _____ of value (the "Consideration"). At the Closing, the Consideration shall be paid by Buyer to Seller in cash consideration and in stock consideration as referenced below:

                           (i) CASH CONSIDERATION. At the Closing, Seller shall receive $ ____ cash (the "Cash Consideration"). The Cash Consideration shall be delivered by Buyer to Seller, at Buyer's option, in the form of a cashier's check or wire transfer of funds to such account as Seller may designate; and

                           (ii) STOCK CONSIDERATION. All Consideration less the Cash Consideration (the "Remainder Consideration")shall be payable at the Closing by Buyer to Seller by the delivery of the aggregate number of shares of common stock, par value $.0001 per share of Orthodontix, equal to the quotient of
                           (x) the Remainder Consideration divided by (y) the Share Value (the "Stock Consideration"). The term Share Value shall mean the average of the closing bid and ask price, as reported on the OTC Electronic Bulletin Board or similar quotation board of Embassy's shares of Common Stock for the 15 trading days immediately preceding the date of the Closing. It is acknowledged by the parties hereto that the Stock Consideration shall be delivered to Seller in the form of shares of Embassy Common Stock as a result of the Embassy Combination.

The certificates of Embassy representing the Stock Consideration shall bear legends in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE RECEIVED ON ___________ IN A TRANSACTION GOVERNED BY RULE 145 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), BY A PERSON WHO MAY BE DEEMED AN "AFFILIATE" AS THE TERM IS USED IN RULE 145 AND MAY NOT BE TRANSFERRED OTHERWISE THAN PURSUANT TO THE PROVISIONS OF RULE 145 OR AS OTHERWISE ALLOWED BY THE PROVISIONS OF THE UNDERTAKING GIVEN BY SUCH PERSON TO THE ISSUER OF THE SECURITIES.

                  THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED UNDER THE TERMS OF THAT CERTAIN LOCK-UP AGREEMENT BETWEEN THE ISSUER OF THE SECURITIES AND THE HOLDER OF THE SECURITIES, A COPY OF WHICH AGREEMENT MAY BE OBTAINED FROM THE ISSUER UPON WRITTEN REQUEST THEREFOR. NO TRANSFER OF ANY SECURITIES


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                  REPRESENTED BY THIS CERTIFICATE WILL BE MADE ON THE BOOKS OF
                  THE ISSUER UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH SUCH AGREEMENT.

         2.2 ASSUMPTION OF ASSUMED LIABILITIES. Buyer shall (a) assume and agree to pay and satisfy only those obligations and liabilities of Seller as reflected on that certain Exhibit "B" attached hereto and incorporated by reference hereby; and (b) pursuant to a lease assignment and assumption agreement to be executed and delivered at the Closing (the "Lease Assumption Agreement") in the form of Exhibit "C" hereto, assume and agree to pay and satisfy only those obligations and liabilities of Seller accruing under that certain lease agreement dated ________ between Seller and _____________ from and after the Closing (collectively, the "Assumed Liabilities"). Except for the Assumed Liabilities, Buyer shall not assume, and Seller shall be and remain liable for, any and all obligations, liabilities and indebtedness of Seller, whether due or to become due, absolute or contingent, direct or indirect, or asserted or unasserted and whether relating to Seller, Seller's business, the Assets or otherwise. Seller shall indemnify Buyer and Buyer's officers, directors and affiliates from and against any and all losses (including attorneys' fees and costs) arising out of or in any way related to medical malpractice claims against Seller or Shareholder, whether vested or contingent, as of the date of this Agreement. The following items shall be apportioned as of 11:59 p.m. on the day preceding the Closing: (i) personal property taxes, sewer rents and charges and other state, county, metropolitan and municipal taxes and assessments and charges affecting the Assets; (ii) rents and other payments under any of the Contracts; (c) charges for water, electricity, gas, oil, steam and all other utilities; and (iv) such other items as are customarily apportioned in connection with the sale of similar property, including employee salaries, expenses and taxes, all such items prior to such time being for the account of Seller and all such times after such time being the account of Buyer. At the Closing, Seller or Buyer, as the case may be, shall deliver to the other a check for the net amount owing under this Section 2.2. If any such item cannot accurately be apportioned at the Closing or subsequent thereto, such item shall be apportioned or reapportioned, as the case may be, as soon as practicable after the Closing or the date on which the apportionment error is discovered, as applicable.

         2.3 RESERVED.

         2.4 AGENCY RELATIONSHIP. In the event that, following the Closing, Seller receives any funds, documents or instruments which constitute or are delivered in respect of the Assets transferred to Buyer pursuant to this Agreement, Seller agrees to hold such funds, documents or instruments in trust for Buyer and as Buyer's agent therefor.

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           3. REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER
           -----------------------------------------------------------

         As an inducement to Buyer to enter into and perform its obligations under this Agreement, Seller and Shareholder jointly and severally, make to Buyer the representations and warranties set forth below:

         3.1 CORPORATE STATUS. Seller is a professional corporation duly organized, validly existing and in good standing under the laws of the State of ______ . Seller has no subsidiaries and has no interest in or any agreement to acquire or hold an interest in any corporation, joint venture, partnership, syndicate or other incorporated or unincorporated venture. Seller has all requisite power to own, lease and license its properties and assets and to carry on its business in the manner and in the places where such properties and assets are owned, leased, licensed or operated or such businesses are conducted. Seller has all applicable licenses and permits and is duly qualified to do business in, and is in good standing in all jurisdictions in which its ownership, leasing or licensing of property and assets makes such qualification necessary.

         3.2 AUTHORITY FOR AGREEMENT. Seller has full right, power and authority to enter into this Agreement and to perform its obligations hereunder. The entry into and performance hereof has been duly authorized by all necessary corporate action on the part of Seller in accordance with its corporate charter, bylaws and applicable law, and this Agreement constitutes a valid agreement binding upon and enforceable against Seller in accordance with its terms. Shareholder is an orthodontist licensed to practice in the State of ____________________ , owns 100% of the outstanding capital stock of the Seller and has full right, power and authority to enter into this Agreement and to perform his obligations hereunder and thereunder, and this Agreement constitutes a valid agreement binding upon and enforceable against Shareholder in accordance with its terms.

         3.3 NO BREACH OR DEFAULT. The execution and delivery of this Agreement by the Seller and the consummation of the transactions herein provided will not:

                  (a) Result in a breach of any of the terms or conditions of, or constitute a default under, or in any manner release any party thereto from any obligation under any mortgage, note, bond indenture, contract, agreement, license or other instrument or obligation of any kind or nature to which the Seller is a party, or by which it, any of the Assets or Seller's business may be bound or affected, other than prohibitions on transferring certain of the Assets, all of which prohibitions shall have been waived in writing by the aggrieved parties prior to the Closing;

                  (b) Violate any order, writ, injunction or decree of any court, administrative agency or governmental body or require the approval, consent or permission of any governmental or regulatory body or authority; or

                  (c) Violate any provision of the corporate charter or bylaws of Seller.

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         3.4 SELLER'S CONSENTS. To the best knowledge of Seller and Shareholder other than certain consents referred to in Section 6.7 hereof, no consent, approval or authorization of any governmental authority or other person or entity is required for the execution and delivery of this Agreement and the consummation by Seller and Shareholder of the transactions contemplated hereby.

         3.5 FINANCIAL.

                  (a) Seller's books, accounts and records are, and have been, maintained in Seller's usual, regular and ordinary manner, in accordance with good accounting practices and all material transactions to which Seller is or has been a party are properly reflected therein.

                  (b) Seller has provided Buyer with (i) complete and correct copies of the unaudited balance sheets, statements of income and retained earnings, statements of cash flows and notes to financial statements of Seller, all as and for the years ended December 31, 1996, December 31, 1995 and December 31, 1994 respectively and for the six month period ended June 30, 1997 (collectively, the "Financial Statements"). The Financial Statements present fairly the financial position of Seller as of the dates thereof, and the results of operations and cash flows of Seller for the respective periods covered by said statements, in accordance with generally accepted accounting principles ("GAAP") consistently applied.

                  (c) Seller has no material obligation or liability of any nature whatsoever (direct or indirect, matured or unmatured, known or unknown, absolute, accrued, contingent or otherwise), whether or not required by GAAP to be set forth on, reflected on or reserved against on a balance sheet (all of the foregoing herein collectively being referred to as "Liabilities"), except for:

                           (i) Liabilities set forth on, reflected on or reserved against on the face of the Balance Sheet of Seller as of June 30, 1997 (the "Balance Sheet Date");

                           (ii) Liabilities which were incurred by Seller subsequent to the Balance Sheet Date, but only to the extent that such Liabilities were incurred in the ordinary course of Seller's business and consistent with past practice;

                           (iii) Liabilities under the executory portion of any written purchase order, sales order, lease, agreement or commitment of any kind by which Seller is bound and which was entered into in the ordinary course of Seller's business and consistent with past practice;

                           (iv) Liabilities under the executory portion of permits, licenses and governmental directives and agreements which have been issued to Seller;

                           (v) Liabilities for allowances, refunds and concessions as set forth on Schedule 3.5; and



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                           (vi) Liabilities pursuant to the litigation listed on
                           Schedule 3.11.

         3.6 NO MATERIAL CHANGE. Except as set forth on Schedule 3.6, since the Balance Sheet Date, there has not been:

                  (a) Any material adverse change in Seller's financial condition, properties, assets, liabilities or Business or a decrease in Seller's net worth;

                  (b) Any material damage, destruction or loss of any properties of Seller, whether or not covered by insurance;

                  (c) Any change in the manner in which Seller's business has been conducted, including, without limitation, collection of accounts receivable and payment of accounts payable;

                  (d) Any change in the accounting principles, methods or practices or any change in the depreciation or amortization policies or rates utilized by Seller;

                  (e) Any voluntary or involuntary sale, assignment, abandonment, surrender, termination, transfer, license or other disposition, of any kind or nature, of any property or right (including, without limitation, any Equipment, Office Equipment, Accounts Receivable, Intangible Assets, business records or Contracts (as defined in Section 3.10 below), excepting only transfers in accordance with past practices or collection of Accounts Receivable in the ordinary course of business;

                  (f) Any change in the treatment and protection of trade secrets or other confidential information relating to Seller's business;

                  (g) Any change in Seller's business or Seller's relationships with any customer or supplier which might reasonably be expected to adversely affect any of the Assets, Seller's business or the prospects of Buyer with respect to any of the foregoing;

                  (h) Any strike, material grievance proceeding or other labor dispute, any union organizational activity or other occurrence, event or condition of any similar character which might reasonably be expected to adversely affect any of the Assets, Seller's business or the prospects of Buyer with respect to any of the foregoing;

                  (i) Any loan or advance by Seller to any party other than credit extended to clients in the ordinary course of business as previously conducted;

                  (j) Any incurrence by Seller of debts, liabilities or obligations of any nature whether accrued, absolute, contingent, direct, indirect or inchoate, or otherwise, and whether due or to become due, except:

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



                           (i) current liabilities incurred for services rendered in the ordinary course of Seller's business and entered into at arms' length;

                           (ii) obligations incurred in the ordinary course of Seller's business entered into at arms' length;

                           (iii) liabilities on account of taxes and governmental charges, but not penalties, interest or fines in respect thereof;

                           (iv) obligations or liabilities incurred by virtue of the execution of this Agreement; or

                           (v) liabilities pursuant to the litigation listed on
                           Schedule 3.11; or

                  (k) Any occurrence not included in paragraphs (a) through (j) of this Section 3.6 which has resulted, or which Seller has reason to believe might reasonably be expected to result, in a material adverse change in the Assets, Seller's business or the prospects of Buyer with respect to any of the foregoing.

         3.7 ACCOUNTS RECEIVABLE. Attached hereto as Schedule 3.7 is a true, correct and complete list setting forth the names of all persons from whom Seller has Accounts Receivable and the amounts thereof. Schedule 3.7(a), to be delivered at the Closing, is a true, correct and complete list setting forth the names of all patients from whom Seller has, as of the Closing, Accounts Receivable and the amounts thereof.

         3.8 TAX STATUS.

                  (a) Seller has filed all tax returns (foreign, federal, state and local) required to be filed by it on or before the date of this Agreement under the laws of all jurisdictions wherein the location of the Assets, the nature or transaction of Seller's business or other requirements subject it to liability for taxes or other governmental charges ("Applicable Tax Laws"), and all taxes shown to be due and payable on said returns, all assessments received by Seller and all other taxes and installments of taxes or other governmental charges (foreign, federal, state and local) due and payable by or with respect to Seller under Applicable Tax Laws on or before the date hereof have been paid.

                  (b) There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against Seller or the Assets.

                  (c) To Seller's knowledge, there are no actions, suits, proceedings, investigations, audits or claims now pending against or related to Seller or the Assets regarding any tax or assessment, or any material matters under discussion with any taxing authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority.

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          3.9 TITLE TO ASSETS. All of the Assets are owned directly by Seller and Seller will convey to Buyer at the Closing good title to all of the Assets, free and clear of all security interests, liens, claims, encumbrances, mortgages, pledges, conditional sale and other title retention agreements, assessments, covenants, restrictions, reservations and other burdens and charges of every kind and nature.

          3.10 CONTRACTS AND AGREEMENTS. Attached hereto as Schedule 3.10 is a true, correct and complete schedule of all of the contracts, agreements, leases, subleases, plans, arrangements, commitments and other documents to which Seller is a party or which in any manner relate to, or affect, the Assets ("Contracts") including:

                   (a) All collective bargaining, union and employment agreements and all agreements with or pertaining to employees, advisers, independent contractors or consultants (whether or not legally binding), including the Shareholder Employment Agreement, and all agreements providing for the services of independent contractors;

                   (b) All Plans, as defined in Section 3.16 below, including all single employer or multiemployer pension, profit sharing, retirement, bonus, stock option, stock bonus, annuity, bond purchase, deferred compensation, group life, vacation, health and accident insurance and other single employer or multiemployer employee benefit or welfare plans, agreements, arrangements or commitments, whether or not legally binding;

                   (c) All agreements with suppliers whereby Seller has agreed to purchase goods and services;

                   (d) All loan agreements, financing commitments, indentures, mortgages, security agreements, pledges, conditional sale or title retention agreements, equipment obligations or personal property lease or lease purchase agreements;

                   (e) All contracts, agreements, commitments and arrangements, written or oral, with any Affiliate (as defined in Section 12.1) of Seller;

                   (f) All leases, subleases or other contracts, agreements or commitments relating to personal property or interest therein;

                   (g) All contracts, agreements or commitments with any federal, state or local governmental agency;

                   (h) All partnership and joint venture agreements;

                   (i) All letters of credit, guarantees, letters of comfort and similar arrangements running to the account of or for the benefit of Seller;


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



                   (j) All other contracts or agreements pertaining to the acquisition or disposition of assets outside the ordinary course of business; and

                   (k) All contracts, agreements or commitments, if any, other than those of the types covered by Section 3.10 (a) through (j) above which materially affect the Assets or the financial condition, business or prospects of Seller.

          Except as specifically indicated on Schedule 3.10, to the best knowledge of Seller and Shareholder all of the contracts, agreements, leases, commitments and the like therein enumerated are and remain in full force and effect in accordance with their terms. To the best knowledge of Seller and Shareholder neither Seller nor any other party to any Contract is in default, or alleged to be in default, thereunder and there exists no condition or event which, after notice or lapse of time or both, would constitute such a default by Seller or by any other party to any such Contract. To the best knowledge of Seller and Shareholder except as specifically indicated on said Schedule 3.10, no consent from any party to any Contract is required in order for such Contract to remain in full force and effect in accordance with its terms upon the consummation of the sale of the Assets as herein provided.

          3.11 LITIGATION AND GOVERNMENTAL ACTION. Except as set forth on
Schedule 3.11, to the best knowledge of Seller and Shareholder, there are no suits, actions or claims, governmental investigations or inquiries, legal, administrative or arbitration proceedings pending or, to the knowledge of Seller and Shareholder, threatened against Seller, or to which Seller is a party (whether or not covered by insurance) which in any manner relate to or affect the Assets or Seller's business, and neither Seller nor Shareholder knows of any basis or grounds for any suit, action, claim, investigation, inquiry or proceeding. Except as set forth on Schedule 3.11, no claim has been made against Seller (whether or not covered by insurance) wherein professional malpractice was alleged with regard to any services provided by Seller. Except as set forth on Schedule 3.11, there is not outstanding any notice, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal relating to or affecting the Assets or Seller's business.

          3.12 COMPLIANCE WITH LAWS AND REGULATIONS. Seller has at all times complied and to the best knowledge of Seller and Shareholder, is presently complying, in all material respects, with all laws, rules, regulations, orders and requirements (foreign, federal, state and local) applicable to it in all jurisdictions in which the Assets are located or Seller's business is conducted or to which the Assets or Seller's business are subject which have a material impact on Seller or the Assets or Seller's business, including, without limitation, all applicable, labor, wage and hour and price laws and regulations, all applicable civil rights and equal opportunity employment laws and regulations, all state and federal antitrust laws, the Environmental Laws (defined in Section 3.19(g) below) and the Federal Occupational Health and Safety Act. Except as otherwise disclosed pursuant to this Agreement, neither Seller nor Shareholder knows of any assertion by any party that Seller has violated any such laws, rules, regulations, orders or requirements and no notice in that regard has been received by Seller.



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



          3.13     STATUS OF EMPLOYEES.

                   (a) Schedule 3.13 is a true, correct and complete list setting forth the names and current salaries or rates of compensation of all employees of Seller and all independent contractors, including individuals who render services on a regular basis to Seller.

                   (b) Since the Balance Sheet Date, no person or entity has received any extraordinary compensation except as specified on Schedule 3.13 and there has been no increase in the compensation or rate of compensation payable to any employee or regular independent contractor of Seller nor any material change in employee benefit arrangements, nor has any increase in compensation or material change in employee benefit arrangements been promised to employees orally or in writing (whether or not legally binding).

                   (c) To the best knowledge of Seller and Shareholder, all persons employed by Seller other than Shareholder are employees at will or otherwise employed such that Seller may lawfully terminate their employment without creating any material cause of action against Buyer or otherwise giving rise to any material liability of Buyer under the Workers Adjustment Retraining and Notification Act ("WARN") or for wrongful discharge, breach of contract, tort or any other cause at law or in equity.

                   (d) To the best knowledge of Seller and Shareholder, Seller has not, prior to and including the date of Closing, violated any provision of COBRA. No COBRA violation exists or will exist with respect to any employees of Seller prior to and including the date of the Closing.

                   (e) As of the date of the Closing, Seller will not be and will never have been an enterprise subject to WARN and will not incur and will never have incurred liabilities, penalties, other charges or all of the above under WARN.

          3.14 ASSETS AND RIGHTS. The Assets, together with the Excluded Assets, constitute all of the assets, properties and rights of every type and description, real, personal and mixed, tangible and intangible, which are used in and necessary for the conduct of Seller's business.

          3.15 TRANSACTIONS WITH AFFILIATES. Except as set forth on Schedule 3.15, neither Seller nor any Affiliate of Seller owns, directly or indirectly, an equity interest of one percent (1%) or more in, or is an employee or agent of, any corporation, firm, association or business organization which is (i) a competitor of Seller or (ii) a customer of or supplier of goods or services of any kind to Seller or (iii) a lessor to Seller of any of the Assets. Schedule
3.15 contains a summary of the terms of all relationships and transactions between Seller and its Affiliates since January 1, 1997.

          3.16 EMPLOYEE BENEFIT PLANS.

                   (a) For purposes of this Agreement, the term "Plans" means:
(i) all employee benefit plans as defined in Section 3(3) of ERISA; (ii) all other severance pay, vacation, deferred compensation, excess benefit, stock, stock option, and incentive plans, contracts, schemes, programs, funds, commitments, or arrangements of any kind; and (iii) all other plans, contracts, schemes, programs, funds, commitments, or arrangements providing money, services, property, or other benefits, whether written or oral, qualified or nonqualified, funded or unfunded, and including any that have been frozen or terminated, which pertain to any employee, former employee, director, officer, shareholder, consultant, or independent contractor of Seller or any Affiliate of Seller and (x) to which Seller or any Affiliate of Seller is or has been a party or by which any of them is or has been bound or
(y) with respect to which Seller or any Affiliate of Seller has made any payments or contributions or to which Seller or any Affiliate of Seller may otherwise have any liability (including any such plan or arrangement formerly maintained by Seller or any Affiliate of Seller). All Plans are listed and briefly described on Schedule 3.16. For purposes of this Section 3.16 only, "Affiliate" shall mean any corporation or other business entity that is included in a controlled group of corporations within which Seller is also included, as provided in Section 414(b) of the Code; or which is a trade or business under common control with Seller, as provided in Section 414(c) of the Code; or which constitutes a member of an affiliated service group within which Seller is also included, as provided in Section 414(m) of the Code; or which is required to be aggregated with Seller pursuant to regulations issued under Section 414(o) of the Code.

                   (b) Each Plan is in compliance with ERISA and other applicable laws (including, without limitation, compliance with the health care continuation requirements of COBRA and any proposed regulations promulgated thereunder). Except as set forth in Schedule 3.16, Seller and each applicable Affiliate of Seller have received favorable determination letters as to the qualification under the Code of each pension plan, as defined in Section 3(2) of ERISA, and there have been no amendments or other developments since the date of such determination letters which would cause the loss of such qualified status. No violation of ERISA has at any time occurred in connection with the administration of any of the Plans, and there are no actions, suits, or claims (other than routine, non-contested claims for benefits) pending or threatened against the Plans, or any administrator or fiduciary thereof, which could result in any liability.

                   (c) Full payment as of the Closing has been made of: (i) all amounts which Seller and any Affiliate of Seller are required, under the terms of all Plans, to have paid as contributions to such Plans as of the last day of the most recent fiscal year prior to the Closing; and (ii) all pro rata amounts which Seller and any Affiliate of Seller are required to pay as contributions to each such Plan for the fiscal year that includes the date of the Closing.

                   (d) Neither Seller nor any Affiliate of Seller provides, nor have they at any time provided, coverage under any welfare plan, as defined in
Section 3(1) of ERISA (including, but not limited to, life insurance, disability, medical, dental, prescription drugs, or accidental death or dismemberment) to any of their retirees, other than any continuation or conversion coverage which any such retiree may have purchased at his own expense.

                   (e) Neither Seller nor any Affiliate currently maintains, administers or contributes to, or at any time in the past has maintained, administered or contributed to a defined benefit plan subject to Section 4021 of ERISA or a multiemployer plan as defined in Section 3(37) of ERISA.

          3.17 REAL PROPERTY. Seller uses no offices or other places of business, and neither owns, uses, leases nor occupies any real property other than the real property described on Schedule 3.17 (the "Leased Property") and none of the Assets is situated at any location other than the Leased Property. To the best knowledge of Seller and Shareholder, neither the whole nor any portion of the Leased Property is subject to any pending condemnation, taking or other similar proceeding by any public authority, and Seller neither knows nor has any grounds to believe that any such condemnation or taking is threatened or contemplated with respect to the Leased Property. To the best knowledge of Seller and Shareholder there is no plan, study or effort by any governmental authority or agency which in any way affects or would affect the present use or zoning of the Leased Property nor any existing, proposed or contemplated plan to widen, modify or realign any street or highway adjoining the Leased Property. To the best knowledge of Seller and Shareholder, neither the Leased Property nor the occupancy by or operation of Seller's business at the Leased Property is in violation of any law or any building, zoning, fire, health, or other ordinance, code or regulation, and has not received notice alleging any such violation or requiring or calling attention to the need for any work, repairs, construction, alterations or installation on or in connection with the Leased Property which has not been heretofore complied with by Seller. To the best knowledge of Seller and Shareholder, the zoning classification of the Leased Property permits the operations presently conducted thereon.

          3.18 CONDITION OF ASSETS. All of the Assets of a tangible nature are in good condition and repair, ordinary wear and tear excepted, and is adequately insured against damage or loss. All of such property is located at the Leased Property.

          3.19 ENVIRONMENTAL MATTERS.

               (a) Seller has not, and to the best knowledge of Seller and Shareholder, no other person or persons have, manufactured, discharged, dispersed, released, stored, treated, transported, generated or disposed of Hazardous Material (as defined in paragraph (g) below), or allowed Hazardous Material to be located on, under or about or transported from or to the Leased Property, including, without limitation, the soil, surface water and subsurface water of, under or on the Leased Property, or any other property used in connection with Seller's business.

               (b) Seller has not, and to the best knowledge of Seller and Shareholder no other person or persons have, used, installed, incorporated into or disposed of asbestos or asbestos containing materials on, under or about the Leased Property, or any other property used in connection with Seller's business, or transported from the Leased Property any asbestos or asbestos containing materials.

               (c) Seller has not, and to the best knowledge of Seller and Shareholder no other person or persons have, used or located polychlorinated biphenyls ("PCBs") on, under or about the

Leased Property, or any other property used in connection with Seller's business, or transported from the Leased Property any PCBs.

                   (d) Seller has not, and to the best knowledge of Seller and Shareholder, no other person or persons have, located underground storage tanks on or under the Leased Property, or any other property used in connection with Seller's business.

                   (e) To the best knowledge of Seller and Shareholder, no investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Material, is proposed, threatened, anticipated or in existence with respect to the Leased Property, any other property used in connection with Seller's business, or otherwise relating to the Assets or Seller's business.

                   (f) To the best knowledge of Seller and Shareholder, the Leased Property and Seller's operations are and at all times have been, in compliance with the Environmental Laws (as defined in paragraph (g) below). No actual or constructive notice, demand, claim or other communications have been given to or served on Seller or any predecessor of Seller or anyone acting on Seller's behalf or in its interest from any entity, governmental body or individual claiming any violation of any of the Environmental Laws, or demanding payment, contribution, remedial action or any other action or inaction with respect to any actual or alleged environmental damage or injury to persons, real property, personal property or natural resources (any of the foregoing whether now existing or hereafter brought, is herein called a "Claim"), and no basis for any Claim exists.

                   (g) "Hazardous Material" means asbestos, asbestos-containing materials, PCBs, petroleum products, urea formaldehyde foam insulation and any other hazardous, toxic or special substance, material or waste that is defined, determined or identified as such in any federal, state or local statute, law, regulation, ordinance, order or code, in each case as amended and whether now existing or hereafter enacted or promulgated (collectively, the "Environmental Laws"), including, without limitation, the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et. seq.; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3000 (f) et. seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et. seq.; the Federal Solid Waste Disposal Act, 42 U.S.C. Section 6901 et seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et. seq.; and the Florida Air and Water Pollution Control Act, 29 F.S. Section 403.011, et seq and the Florida Environmental Land and Water Management Act of 1972, 28 F.S. Section 380.012, et seq. (collectively, the "Florida Environmental Laws").

          3.20     INTELLECTUAL PROPERTY.

                   (a) Schedule 3.20 identifies all of the following which are used in Seller's business and in which Seller has any rights: (i) all trademarks, service marks, slogans, trade names, trade dress and the like (collectively with the associated good will of each, "Trademarks"), together with information regarding all registrations and pending applications to register any such rights; (ii) all Trademarks significant to Seller's business which are presently being used in the business at common law; (iii) all proprietary formulations, manufacturing methods, know-how and trade secrets which are material to Seller's business; (iv) all patents on and pending applications to patent any technology or design; (v) all registrations of and applications to register copyrights; and (vi) all licenses of rights in computer software, Trademarks, patents, copyrights, unpatented formulations, manufacturing methods, other know-how and other intellectual property, whether to or by Seller ("Licenses"). The scheduled rights are referred to hereafter collectively as the "Intellectual Property."

                   (b) (i) As indicated on Schedule 3.20, Seller is the owner of or duly licensed to use each scheduled Trademark and its associated good will;
(ii) each listed Trademark registration owned by Seller exists and has been maintained in good standing; (iii) each patent and application included in the Intellectual Property exists, is owned by or licensed to Seller; (iv) each copyright registration and application to register copyrights listed on Schedule
3.20 is owned or licensed to Seller, and each copyright registration and application owned by Seller has been maintained in good standing; (v) each License listed on Schedule 3.20 has been maintained in good standing; (b) to the best knowledge of Seller and Shareholder, no other firm, corporation, association or person claims the right to use in connection with similar or closely related goods and in the same geographic area, any mark which is identical or confusingly similar to any of the Trademarks; (vi) neither Seller nor Shareholder has received notice of any claim that any third party asserts ownership rights in any of the Intellectual Property; (vii) neither Seller nor Shareholder has received notice of any claim that Seller's use of any Intellectual Property infringes any right of any third party; and (viii) neither Seller nor Shareholder has knowledge or a reason to believe that any third party is infringing any of Seller's rights in any of the Intellectual Property.

          3.21 PATIENTS AND SUPPLIERS. Neither Seller nor Shareholder knows or has any reason to believe that, either as a result of the transactions contemplated hereby or for any other reason, any present patient or supplier of Seller will not continue to conduct business with Buyer after the Closing in substantially the same manner as it has conducted business with Seller in the past.

          3.22 BROKERAGE. There are no claims for commissions or other compensation in connection with any of the transactions contemplated by this Agreement based on any arrangement or agreement binding on Seller or Shareholder.

          3.23 INTELLECTUAL PROPERTY INSURANCE. Seller's commercial insurance provides coverage with respect to the infringement by Seller of the intellectual property rights of others.

          3.24 PROFESSIONAL LIABILITY INSURANCE. Seller has maintained professional liability insurance in an amount of not less than $1,000,000 in the aggregate (on a claims-made basis) from at least that period of time which is the greater of five years or the period in which the Shareholder has been practicing orthodontics, and will maintain professional liability insurance (professional malpractice) in that amount through the Closing (the "Professional Liability Insurance").

          3.25 SELLER'S 1996 EARNINGS. Seller's earnings for the prior fiscal year were as set forth on the Financial Statements.

          3.26 NEGATIVE REPRESENTATIONS.

                   (a) Since the Balance Sheet Date, Seller has not sold or transferred any material assets or property relating to Seller's business except in the usual and ordinary course of business and except for cash applied in payment of Seller's liabilities in the usual and ordinary course of its business or made any distribution or payment to any of its stockholders or employees except for compensation to employees in the usual and ordinary course of its business at the rates specified on Schedule 3.13.

                   (b) Seller is not a party to any agency, broker's, finder's or franchise agreement.

          3.27 FULL DISCLOSURE. No representation or warranty by Seller or Shareholder in this Agreement or in any statement, schedule, certificate, exhibit or other document furnished to Buyer pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements herein or therein not misleading. There are no facts known to Seller and not disclosed herein which might reasonably be expected to affect materially and adversely the value of the Assets.

                   4. REPRESENTATIONS AND WARRANTIES OF BUYER
                   ------------------------------------------

          As an inducement to Seller and Shareholder to enter into and perform their obligations under this Agreement, Buyer makes to Seller and Shareholder the representations and warranties set forth below:

          4.1 CORPORATE STATUS. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida.

          4.2 AUTHORITY FOR AGREEMENT. Buyer has full right, power and authority to enter into this Agreement and to perform its obligations hereunder. The entry into and performance hereof have been duly authorized by all necessary corporate action on the part of Buyer in accordance with its corporate charter, bylaws and applicable law and this Agreement constitutes a valid agreement, binding upon and enforceable against Buyer in accordance with its terms.

          4.3 NO BREACH OR DEFAULT. The execution and delivery of this Agreement and the consummation of the transactions herein provided will not:

                   (a) Result in the breach of any of the terms or conditions of, or constitute a default under, or in any manner release Buyer from any obligations under any mortgage, note, bond, contract, indenture, agreement, license or other instrument or obligation of any kind or nature to which Buyer is now a party or by which any of its properties or assets may be bound or affected;

                   (b) Violate any order, writ, injunction or decree of any court, administrative agency or governmental body or require the approval, consent or permission of any governmental body or agency which has not been heretofore obtained; or

                   (c) Violate any provision of the corporate charter or bylaws of Buyer.

          4.4 LITIGATION AND GOVERNMENTAL ACTION. There are no suits, actions or claims, nor any governmental investigations or inquiries, nor any legal, administrative or arbitration proceedings, pending or, to the knowledge of Buyer, threatened against Buyer or Orthodontix or to which Buyer or Orthodontix is a party, which represent material adverse risks to the business of Buyer or Orthodontix, and Buyer knows of no basis or grounds for any such suit, action, claim, investigation, inquiry or proceeding.

          4.5 BROKERAGE. There are no claims for commissions or other compensation in connection with any of the transactions contemplated by this Agreement based on any arrangement or agreement binding on Buyer.

          4.6 FULL DISCLOSURE. No representation or warranty by Buyer in this Agreement or in any statement, schedule, certificate, exhibit or other document furnished to Seller pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements herein or therein not misleading.

                           5. CONDUCT PENDING CLOSING
                           --------------------------

          Seller and Shareholder, as the case may be, covenants and agrees as follows:

          5.1 CONDUCT OF OPERATIONS. During the period from the date of this Agreement to the Closing, the Business shall be operated by Seller solely in the usual and ordinary course of such business and in compliance with the terms of this Agreement, and all additions to and substitutions for and changes of form of the Assets occurring from the date hereof to the Closing shall be deemed to constitute Assets hereunder. Without limiting the generality of the foregoing:

                   (a) Seller and Shareholder will use their best efforts to preserve the business and organization of Seller's business so as to: (i) maintain and keep in full force and effect the Contracts (including, without limitation, the Contracts with Seller's vendors) in accordance with their existing terms; (ii) keep available the services of the present employees and agents of Seller; (iii) maintain the integrity of all confidential information regarding the business; and (iv) preserve the good will of, and Seller's business and contractual relationships with, suppliers, patients, licensors and others having business relations with Seller.

                   (b) No new assets will be acquired by or on behalf of Buyer without Buyer's written consent except in the ordinary course of business and in an individual amount not to exceed $5,000.00. Buyer shall be advised prior to Closing of any new such Assets.

                   (c) All Assets of a tangible nature will be kept and maintained in as good operating condition and repair as they are on the date hereof, ordinary wear and tear excepted, and to the extent applicable, all intangible Assets will be maintained in full force and effect.

                   (d) Seller will continue to collect its accounts receivable through the Closing and pay its accounts payable in a commercially reasonable manner and in accordance with present practice or as otherwise agreed upon by Buyer and Seller.

                   (e) No expenditure or commitment for the purchase of any other capital asset shall be made or entered into without Buyer's written consent.

                   (f) Seller will not sell, transfer or encumber any material assets or property relating to Seller's business, except in the usual and ordinary course of business and except for cash applied in payment of Seller's liabilities in the usual and ordinary course of its business or make any payments or distributions to any of its officers, directors, shareholders or employees except for compensation to employees in the usual and ordinary course of its business at the rates specified in Schedule 3.13 and cash distributions to its stockholders of cash owned by Seller immediately prior to the Closing and not transferred to Buyer, and which in no event shall include the proceeds of the Assets transferred to Buyer hereunder.

                   (g) Seller shall not otherwise incur or pay any liability other than in the ordinary course of business with respect to Seller's business or on behalf of Buyer.

                   (h) No litigation shall be instituted or compromised or settled by Seller without Buyer's prior written consent.

                   (i) Until the Closing, Seller shall maintain adequate professional liability insurance.

                   (j) Seller will take such actions as Buyer reasonably requests and otherwise use its best efforts to cause fulfillment of all the conditions to which the parties' obligations are subject.

                   (k) Seller and Shareholder will promptly notify Buyer in writing if any of them is advised or is aware that any patient or supplier (including Seller's patients) of Seller's business intends to cease doing business with Seller.

\


          5.2 ACCESS TO RECORDS AND PREMISES. From and after the date hereof, Seller shall give to Buyer, Buyer's counsel, accountants, engineers and other representatives full access during normal business hours and upon reasonable notice to all of the offices, properties, and other records of Seller so that Buyer may, at its sole expense, investigate and inspect them, and Seller will furnish to Buyer copies of all documents and information concerning the Assets as Buyer may reasonably request. Any such investigation or inspection by Buyer shall not be deemed a waiver of, or otherwise limit, the representations, warranties and covenants of Seller.

          5.3 NOTICE OF CHANGES. Between the date hereof and the Closing, Seller and Shareholder agree to notify Buyer in writing promptly of any occurrence or state of facts (other than changes occurring in the ordinary course of business) which will result in any of the warranties and representations contained in
Article 3 hereof not being true and correct if restated as of the Closing.

          5.4 TRANSFEREE LIABILITY. The parties agree that Buyer will not by virtue of the transactions which are the subject hereof assume any liabilities or obligations of Seller whatsoever except for the Assumed Liabilities, and, accordingly, Seller and Shareholder agree to take all actions necessary to fully protect Buyer from and against any and all transferee liability arising out of the transactions which are the subject of this Agreement. Such actions shall include, without limitation, the following:

                   (a) Any and all transferee liabilities assessed or otherwise asserted against Buyer under the "Bulk Sales" article of the Uniform Commercial Code or the tax or revenue laws or regulations of any foreign or domestic jurisdiction shall be Indemnified Liabilities pursuant to Article 10 below.

                 6. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS
                    -------------------------------------------

          All obligations of Buyer under this Agreement with respect to the Closing are subject, at Buyer's option, to the fulfillment of each of the following conditions precedent:

          6.1 SELLER'S CLOSING DOCUMENTS. Seller shall have executed (as appropriate) and delivered to Buyer all of the documents to be provided by it pursuant to Section 8.2 hereof.

          6.2 SHAREHOLDER'S CLOSING DOCUMENTS. Shareholder shall have executed and delivered (as appropriate) to Buyer all of the documents to be provided by him pursuant to Section 8.3 hereof.

          6.3 REPRESENTATIONS AND WARRANTIES. All representations and warranties of Seller and Shareholder contained in this Agreement shall be true and accurate in all material respects as of the date when made and on the Closing as if made again on and with respect to the Closing.

          6.4 OBLIGATIONS. Seller and Shareholder shall have performed in all material respects all duties and obligations required by this Agreement to be performed by them prior to or on the date of Closing.

          6.5 NO SUITS OR ACTIONS. No suit or action by any party, nor any investigation, inquiry or proceeding by any governmental authority, nor any legal or administrative proceeding shall have been instituted or threatened on or before the Closing which:

                   (a) Questions the validity or legality of any transaction contemplated hereby;

                   (b)      Seeks to enjoin any transaction contemplated hereby;

                   (c) Seeks material damages on account of the consummation of any transaction contemplated hereby; or

                   (d) Is a petition of bankruptcy by or against Seller or is an assignment for the benefit of creditors.

          6.6 CASUALTY PRIOR TO CLOSING. None of the Assets shall have been materially lost or damaged, and no notice shall have been received or action initiated by any governmental authority having the right of eminent domain regarding the damaging, taking or acquiring by such authority of any of the Assets. In the event of any non-material loss or damage, all insurance proceeds or rights to collect insurance proceeds with respect thereto shall become Assets, assignable or otherwise deliverable to Buyer at the Closing.

          6.7 ASSIGNMENT OF CONTRACTS; CONSENTS FROM THIRD PARTIES.

                   (a) Seller shall, on or prior to the Closing and to the extent required by Buyer, have assigned to Buyer all of Seller's rights under the Contracts and all of Seller's rights under all other contracts and agreements entered into in the ordinary course of business; and all consents with respect to any of the foregoing necessary in order for Buyer to fully and effectively succeed to all of Seller's rights thereunder shall have been obtained and shall be in form and content reasonably satisfactory to Buyer and its counsel.

                   (b) The transfer of each of the Licenses listed on Schedule 6.7(b) which shall be evidenced by a separate agreement ("Assignment and Assumption Agreement"), substantially in the form of Exhibit "D" attached hereto, or in such other form as may be reasonably acceptable to Buyer and its counsel. Each transferred License must expire no sooner than one year after the Closing. To the extent required for the valid assignment of any such License, Seller shall obtain, on or prior to the Closing, the written consent of the licensor to the assignment to Buyer in form and content reasonably satisfactory to Buyer and its counsel.

                   (c) Seller shall, on or prior to the Closing and to the extent requested by Buyer, have assigned to Buyer all of Seller's rights under any and all permits or licenses or similar authorizations related to the conduct of Seller's business to the extent assignable.

                   (d) All governmental consents, permissions and approvals to the transactions herein provided for or contemplated, together with all governmental licenses, permits and the like which are required for the consummation of the transactions herein provided for shall have been received by Buyer on or prior to Closing and shall be in form and content reasonably satisfactory to Buyer and its counsel.

          6.8 PROOF OF INSURANCE. Seller shall have delivered to Buyer prior to Closing, proof satisfactory to Buyer, that Seller has maintained professional malpractice insurance through the Closing.

          6.9 LIEN SEARCHES. Seller, at its expense, shall have delivered to Buyer UCC lien searches, which shall report results, as are satisfactory to Buyer. All liens with respect to the Assets shall have been released and releases (including Form UCC-3s) shall be delivered to Buyer on or before the date of Closing.

          6.10 ADVERSE CHANGE. There shall have occurred no material adverse change in the condition of the Assets.

          6.11 FAILURE OF CONDITIONS. In the event that any of the conditions set forth in this Article 6 have not been fulfilled as of the Closing and in the further event that Buyer shall not have elected to waive such condition and consummate this transaction notwithstanding such nonfulfillment, Buyer may at its sole option elect to cancel this Agreement by written notice to Seller provided that such election shall not be deemed to terminate or in any way affect any claims or causes of action Buyer may otherwise have against Seller or Shareholder by virtue of misrepresentations or breaches of the obligations hereunder of Seller or Shareholder; provided, however, that in the event any of the consents referred to in Article 6 hereof shall not have been obtained, Buyer's sole remedy therefor shall be to elect not to consummate the Closing.

                 7. CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS
                    --------------------------------------------

          All obligations of Seller under this Agreement with respect to the Closing are subject, at its option, to the fulfillment of each of the following conditions precedent;

          7.1 BUYER'S CLOSING DOCUMENTS. Buyer shall have executed (as appropriate) and delivered to Seller, on or before the Closing all of the documents listed in Section 8.4 hereof which are to be delivered to Seller.

          7.2 REPRESENTATIONS AND WARRANTIES. All representations and warranties of Buyer contained in this Agreement shall be true and accurate in all material respects as of the date when made and on the Closing as if made again on and with respect to the Closing.

          7.3 COVENANTS AND AGREEMENTS. Buyer shall have performed in all material respects all duties and obligations required by this Agreement to be performed by it prior to or on the Closing.

          7.4 NO SUITS OR ACTIONS. No suit or action by any party, nor any investigation, inquiry or proceeding by any governmental authority, nor any legal or administrative proceeding shall have been instituted or threatened on or before the Closing which:

                   (a) Questions the validity or legality of any transaction contemplated hereby;

                   (b)  Seeks to enjoin any transaction contemplated hereby; or

                   (c) Seeks material damages on account of the consummation of any transaction contemplated hereby.

          7.5 FAILURE OF CONDITIONS. In the event that any of the conditions set forth in this Article 7 have not been fulfilled as of the Closing and in the further event that Seller shall not have elected to waive such condition and consummate this transaction notwithstanding such nonfulfillment, Seller may at its option elect to cancel this Agreement by written notice to Buyer provided that such election shall not be deemed to terminate or in any way affect any claims or causes of action Seller and Shareholder may otherwise have against Buyer by virtue of misrepresentations or breaches of Buyer's obligations hereunder.

                                   8. CLOSING
                                      -------

          8.1 TIME AND PLACE OF CLOSING. The consummation of this purchase and sale of the Assets and the related transactions and deliveries herein provided for shall take place at 10:00 a.m., local time, on the date of the closing of the Embassy Combination at the offices of Buyer, or at such other time or place as the parties may mutually agree (the "Closing").

          8.2 DOCUMENTS TO BE DELIVERED BY SELLER. At the Closing, the following shall be delivered or provided to Buyer by Seller:

                   (a) Seller shall execute and deliver warranty bills of sale and other sufficient instruments of conveyance and transfer as shall be effective to vest in Buyer all of Seller's title to and interest in the Assets;

                   (b) Seller shall deliver copies of resolutions of its Board of Directors and shareholders authorizing the execution of this Agreement and the consummation of the transactions herein provided for, which resolutions shall have been certified as true, correct and in full force and effect as of the Closing by the Secretary of Seller;

                   (c) Seller shall deliver a certified copy of Seller's articles of incorporation and bylaws, as amended, and a good standing certificate issued by the Secretary of the State of incorporation of Seller no more than ten (10) days prior to the Closing;

                   (d) Seller shall deliver the affidavits and certificates provided for in Section 5.4;

                   (e) Seller shall deliver keys and combinations, as appropriate, to all locks used on or in connection with any of the Assets;

                   (f) Seller shall execute and deliver the Lease Assumption Agreement substantially in the form of Exhibit "C" attached hereto;

                   (g) Seller shall execute and deliver the Assignment and Assumption Agreements as provided in Section 6.7;

                   (h) Seller shall have delivered the Accounts Receivable list as of the date of the Closing provided for in Section 3.7 above; and

                   (i) Seller shall deliver a certificate dated the date of the Closing ("Seller's Closing Certificate") executed by the President of Seller certifying that: (i) all representations and warranties of Seller contained in this Agreement or in any schedule or exhibit hereto or in any statement (including financial statements), certificate, exhibit or other document delivered pursuant hereto were true and accurate as of the date when made; (ii) all of said representations and warranties are, by the execution and delivery of Seller's Closing Certificate, made again on and as of the date of the Closing and are then true and accurate in all material respects; and (iii) Seller has performed and complied in all material respects with all the covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing.

          8.3 DOCUMENTS TO BE DELIVERED BY SHAREHOLDER. At the Closing, the following instruments, documents and showings shall be delivered or provided to Buyer by Shareholder:

                   (a) Shareholder shall deliver a certificate dated the date of the Closing ("Shareholder's Closing Certificate") executed by Shareholder certifying that: (i) all representations and warranties contained in this Agreement or in any schedule or exhibit hereto or in any statement (including financial statements), certificate, exhibit or other document delivered pursuant hereto were true and accurate as of the date when made; (ii) all of said representations and warranties are, by the execution and delivery of the Shareholder Closing Certificate, made again on and as of the date of the Closing and are then true and accurate in all material respects; and (iii) Seller and Shareholder have performed and complied in all material respects with all the covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the date of the Closing; and

                   (b) Shareholder shall deliver the Services Agreement substantially in the form of Exhibit "I" attached hereto.

                   (c) Shareholder shall execute and deliver the Lock-Up Agreement substantially in the form of Exhibit "E" attached hereto.

          8.4 DOCUMENTS TO BE DELIVERED BY BUYER. At the Closing, the following instruments, documents and showings shall be delivered or provided by Buyer:

                   (a) Buyer shall deliver copies of resolutions of the Board of Directors of Buyer authorizing the execution of this Agreement and the consummation of the transactions herein provided for, which resolutions are certified as true, correct and in full force and effect as of the date of the Closing by the Secretary of Buyer;

                   (b) Buyer shall deliver a cashier's or certified check or confirmation of the wire transfer of funds reflecting the Cash Consideration;

                   (c) Buyer shall deliver certificates reflecting the Stock Consideration;

                   (d) Buyer shall execute and deliver the Lease Assumption Agreement provided for in Section 2.2;

                   (e) Buyer shall execute and deliver the assignment and assumption agreements as provided in Section 6.7; and

                   (f) Buyer shall provide a certificate dated the date of the Closing ("Buyer's Closing Certificate") executed by an officer of Buyer certifying that: (i) all representations and warranties of Buyer contained in this Agreement or in any schedule or exhibit hereto or in any certificate, exhibit or other document delivered pursuant hereto were true and accurate as of the date when made; (ii) all of said representations and warranties are, by the execution and delivery of the Buyer's Closing Certificate, made again on and as of the date of the Closing and are then true and accurate in all material respects; and (iii) Buyer has performed and complied in all material respects with all the covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing.

                   9. POST CLOSING OBLIGATIONS OF THE PARTIES
                   ------------------------------------------

          9.1 FURTHER OBLIGATIONS OF THE PARTIES. On and after the Closing:

                   (a) Each party shall execute all certificates, instruments and other documents and take all actions reasonably requested by the other party to effectuate the purposes of this Agreement and to consummate and evidence the consummation of the transactions herein provided for; and

                   (b) Seller shall take all action reasonably necessary or appropriate to transfer to Buyer or Buyer's assignee the Assets.

          9.2 TRANSFER TAXES. Seller shall be responsible for and pay when due, whether before, at or after the Closing or out of the proceeds it receives pursuant to Section 2.1, all sales, use, transfer, and similar taxes, fees and charges of whatever nature, imposed by law on Seller, due any governmental authority as a result of the transactions contemplated by this Agreement.

          9.3 PAYMENT TO SELLER'S CREDITORS. Seller covenants and agrees promptly to pay when due all amounts due from Seller to all parties who or which are creditors of Seller, within the meaning of Article Six of the Uniform Commercial Code as in effect in applicable jurisdictions (collectively, the "Bulk Sales Statutes") (except to the extent of the Assumed Liabilities, as to which Buyer will make such payment and satisfaction). Any and all amounts asserted against or paid by Buyer with respect to claims of Seller's creditors shall be Indemnified Liabilities for the purposes of Article 10 below, whether or not Buyer and/or Seller have complied with the provisions of the Bulk Sales Statutes.

          9.4 ONGOING EMPLOYMENT RELATIONSHIPS.

                   (a) All employees of Seller other than Shareholder shall be terminated by Seller as of the close of business on the Closing, and shall be hired by Buyer effective the opening of business the day following the date of the Closing at the salaries or rates of compensation set forth on Schedule 3.13.

                   (b) The employees of Seller other than Shareholder shall have the right to participate in the employee benefit plans of Buyer's Parent to the same extent as Parent's employees.

          9.5 LIQUIDATION AND DISSOLUTION OF SELLER. Seller shall promptly adopt a plan of complete liquidation and dissolution and pursuant thereto, shall distribute to Shareholder the Consideration and its other remaining assets, after providing for the payment of all its liabilities to Shareholder and shall dissolve under the laws of the state of ____. The liquidation and dissolution shall be completed by no later than one year from the date of Closing.

                 10. SURVIVAL OF WARRANTIES AND INDEMNIFICATION
                 ----------------------------------------------

          10.1 SURVIVAL AND EXTENT OF REPRESENTATIONS, WARRANTIES
INDEMNIFICATIONS, AND COVENANTS. All representations, warranties, indemnifications and covenants contained in this Agreement or in any Closing Certificate of Seller and Shareholder shall survive the Closing hereunder and shall continue in full force and effect thereafter for a period of three (3) years from the Closing.

          10.2 INDEMNIFICATION BY SELLER AND SHAREHOLDER. Seller and Shareholder jointly and severally, hereby agree (notwithstanding the Closing and regardless of any investigation at any time made by or on behalf of Buyer, or of any information that Buyer may have in respect thereof or the failure by Buyer to examine the operations, premises, books, records and accounts of Seller prior to the Closing) to indemnify, save, defend and hold harmless Buyer from and against and to the extent same constitute out-of-pocket expenditures by Buyer, to promptly reimburse Buyer for all losses, liabilities, indebtedness, damages, actions, causes of action, debts, dues, judgments, penalties, fines, costs, obligations, taxes, expenses and fees, including all reasonable attorney's fees and court costs, incurred by or asserted against the Buyer (all of such losses, liabilities and other items being hereinafter collectively referred to as "Indemnified Liabilities") resulting from, arising out of, relating to, in the nature of or caused by (i) the breach of any representation, warranty or covenant of Seller or Shareholder contained in this Agreement; (ii) any obligation, liability, or indebtedness of Seller set forth on Schedule 2.2 hereto, or which was outstanding prior the Closing and known to Seller and not otherwise assumed by Buyer; or provisions of Section 2.2 and not otherwise assumed by Buyer, or (iii) the cost and expense of defending any action, demand or claim by any third party against or affecting Seller which, if true or successful, would give rise to a breach of any of the representations, warranties or covenants of Seller or would obligate Buyer to any obligation, liability or indebtedness referred to in the preceding clauses even if such action, demand or claim ultimately proves to be untrue or unfounded.

          10.3 INDEMNIFICATION BY BUYER. Buyer hereby agrees to indemnify, save, defend and hold harmless Seller and Shareholder from and against and, to the extent same constitute out-of-pocket expenditures by Seller or Shareholder, to promptly reimburse them for all losses, liabilities, indebtedness, damages, actions, causes of action, debts, dues, judgments, penalties, fines, costs, obligations, taxes, expenses and fees, including all reasonable attorneys' fees and court costs incurred by or asserted against Seller or Shareholder(all of such losses, liabilities and other items being hereinafter collectively referred to as "Indemnified Liabilities"), resulting from, arising out of, relating to, in the nature of or caused by (i) the breach of any representation, warranty or covenant of Buyer; or (ii) the cost and expense of defending any action, demand or claim by any third party against or affecting Buyer which, if true or successful, would give rise to a breach of any of the representations, warranties or covenants of Buyer or would obligate Seller to any obligation, liability or indebtedness referred to in the preceding clauses even if such action, demand or claim ultimately proves to be untrue or unfounded.

          10.4 LIMITATIONS ON LIABILITY. None of the parties hereby shall have any liability pursuant to this Article 10 for any claim under Section 10.2 until such claims in the aggregate shall equal or exceed $50,000.

          10.5 PROCEDURE FOR CLAIMS AND DEMANDS.

                   (a) If a party shall be presented with or have actual notice of an action, claim or demand which gives or may give rise to an Indemnified Liability, such party or parties (together the "Indemnified Party") shall, within sixty (60) business days thereafter, notify the indemnifying party or parties (together, the "Indemnifying Party") in writing thereof, it being understood and agreed that any failure or delay to so notify shall not relieve the Indemnifying Party from liability hereunder except and solely to the extent that such failure or delay shall have increased such liability or materially and adversely affected the ability of the Indemnifying Party to defend against, settle, satisfy or mitigate any such action, claim or demand. Following actual receipt of such notice, the Indemnifying Party as applicable shall have the right, at its sole cost and expense, to contest or defend such action, claim or demand through attorneys, accountants and others of its own choosing and in the event it elects to do so shall promptly notify the Indemnified Party of such intent to contest or defend such action, claim or demand. If, within thirty (30) days following receipt of such notice, the Indemnifying Party has not notified the Indemnified Party that such action, claim or demand will be contested or defended by it, the Indemnified Party shall have the right to (i) authorize attorneys satisfactory to it to represent it in connection therewith, and (ii) at any time settle, compromise or pay such action, claim or demand, in either of which events the Indemnified Party shall be entitled to such rights of indemnification as are provided herein.

                   (b) In the event and so long as the Indemnifying Party is actively contesting or defending against an action, claim or demand as hereinabove provided, the Indemnified Party shall cooperate in such contest or defense and shall provide such access to the books and records as shall be necessary in connection with such defense or contest subject to reimbursement of any out-of-pocket expenses incurred in doing so. In the event and as long as the Indemnifying Party is actively conducting such defense or contest, such actions, claims or demands shall not be settled, compromised or paid by the Indemnified Party without the prior written consent of the Indemnifying Party, unless such claim or demand has been adjudicated by a final and unappealable order of a court of competent jurisdiction.

          10.6 LIMITATIONS ON LIABILITY. The parties agree that the provisions of this Article 10 were bargained for by the parties and that the parties' liability under this Agreement shall be only for those matters covered by the indemnification provisions of this Article 10.

                                   11. BROKERS
                                       -------

          Seller and Shareholder, jointly and severally, shall indemnify and hold the Buyer harmless and Buyer shall indemnify and hold Seller and Shareholder harmless from any claim by any broker or other person for commissions or other compensation for bringing about the transactions contemplated hereby, where such claim is based on the purported employment or authorization of such broker or other person by the Indemnifying Party.

                          12. MISCELLANEOUS PROVISIONS
                              ------------------------

          12.1 DEFINITION OF AFFILIATE. As used herein, the term "Affiliate" shall mean and include:

                     (a) With respect to Seller only, Shareholder; or

                     (b) Any corporation, partnership, trust, person or other entity directly or indirectly controlling, controlled by, or under common control with, such persons (including the members of such persons immediate family) or entity or beneficial owner thereof; or

                     (c) Any officer, director or holder or beneficial owner of five percent (5%) or more of the outstanding securities of Seller.

          For the purposes of clause (b), the term "beneficial owner" shall include any group of individuals acting in concert. A party shall be deemed the beneficial owner of any securities held by any person whose ownership would be attributed to such party under Section 318 of the Code.

          Notwithstanding the foregoing, for the purposes of Section 3.16 above, "Affiliate" shall have the meaning set forth in paragraph 3.16(a).

          12.2 NON-COMPETITION; NON SOLICITATION.

               (a) NON-COMPETITION. For the term of the Services Agreement and for a period of two (2) years thereafter, unless otherwise agreed to in writing by Buyer, Seller and Shareholder will not, directly or indirectly, own, manage, operate, join, control, be employed by or participate in, the ownership, management, operation or control of, or be connected in any manner with any business engaged in providing practice management services to orthodontic practices in the same geographic areas in which Orthodontix, Buyer or any affiliate thereof is then conducting such business. It is agreed that each of the cities, counties and other political subdivisions constituting the geographic areas in which Buyer shall be conducting such business shall be considered a separate geographic area and a separate covenant from Seller and Shareholder to Buyer and the invalidity of any of such covenants shall not affect this Agreement or any other covenant made hereunder.

               (b) NON-SOLICITATION. For the term of the Services Agreement and for a period of two years thereafter, Seller and Shareholder agree that they shall refrain from soliciting and shall not, directly or indirectly, as sole proprietor, independent contractor, employee, consultant, agent, partner, or joint venturer, or as an officer, director, stockholder, agent or employee of any firm, person, entity, partnership or corporation, or otherwise: (i) solicit the employees of Buyer to leave the service of Buyer; or (ii) solicit the business of any person, firm, partnership, joint venture, sole proprietorship or other entity to whom or which Buyer is rendering services at the date of Closing.

               (c) ENFORCEMENT. In the event of an actual or threatened breach by Seller or Shareholder of paragraph (a) or (b) of this Section 12.2, Buyer shall be entitled to an injunction restraining Seller from his prohibited conduct. If the court should hold that the duration and/or scope (geographic or otherwise), is not reasonable the parties agree to accept such determination, subject to their rights of appeal. Nothing contained herein shall be construed as prohibiting Buyer or any third party from pursuing any of the remedies available to it for such breach or threatened breach, including recovery of damages from Seller and Shareholder. In any action or proceeding to enforce the provisions of this Section 12.2, the prevailing party shall be reimbursed by the other party for all costs incurred in such action or proceeding including, without limitation, all court costs and filing fees and all attorney's fees, incurred either at the trial level or at the appellate level. If Seller or Shareholder shall be in violation of any of the restrictive covenants contained in this Agreement, then the time limitation otherwise applicable to such restrictive covenant shall be extended for a period of time equal to the period of time during which such breach or breaches occur. If Buyer seeks injunctive relief from such breach in any court, then the covenant shall be extended for a period of time equal to the pendency of such proceedings, including all appeals. The existence of any claim or cause of action by Seller or Shareholder against Buyer, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by Buyer of the foregoing restrictive covenant, but shall be litigated separately.

               (d) In the event the non-competition clause or any other restrictive covenant of this Agreement shall be deemed unenforceable, invalid or overbroad in whole or in part for any reason, then any court of competent jurisdiction is hereby authorized, requested and instructed to reform such provision(s) to provide for the maximum competitive restraints upon Seller's and Shareholder's activities (in time and geographic area), which may then be legal and valid.

          12.3 NOTICES. All notices, requests, demands or other communications hereunder (including notices of all asserted claims or liabilities) shall be in writing and shall be either delivered personally, by messenger service, by guaranteed over night delivery service or mailed by U.S. mail, certified or registered, return receipt requested, with appropriate postage prepaid to the addressees and addresses herein designated or such other address as may be designated in writing by notice given in the manner provided herein and shall be effective upon personal delivery thereof, if delivered personally or by messenger service, one (1) business day after delivery to the overnight delivery service, if delivered by overnight delivery service, or on delivery, if sent by mail:

         If to Seller:
                                            --------------------

                                            --------------------

                                            --------------------
                                            Attn:
                                                  --------------

         If to Shareholder:
                                            --------------------

                                            --------------------

                                            --------------------


         If to Buyer:                       Orthodontix, Inc.
                                            2222 Ponce de Leon Blvd., PH
                                            Coral Gables, Florida 33134
                                            Attn: President

         12.4 ASSIGNABILITY; BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Seller hereby expressly consents to the assignment by Buyer to a corporation affiliated with Buyer of the rights and obligations of Buyer hereunder.

         12.5 GOVERNING LAW; VENUE. This Agreement shall be construed and governed in accordance with the internal laws of the State of Florida. Buyer, Seller and Shareholder hereby consent to service of process and to the jurisdiction of any appropriate court located in Dade County, Florida in any action to enforce the provision of this Agreement.

         12.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

         12.7 ENTIRE AGREEMENT. Except as otherwise specifically provided herein, this Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior communications, writings and other documents with regard thereto. No modification, amendment or waiver of any provision hereof shall be binding upon any party hereto unless it is in writing and executed by all of the parties hereto or, in the case of a waiver, by the party waiving compliance.

         12.8 WAIVER. The waiver by any party hereto of any breach, default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall not be deemed to extend to any prior or subsequent breach, default, misrepresentation or breach of warranty or covenant hereunder and shall not affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

         12.9 INCORPORATION BY REFERENCE. All schedules and exhibits hereto are incorporated herein by this reference.

         12.10 NO JOINT VENTURE. Nothing contained in this Agreement shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture or of any association between the parties. None of the provisions contained in this Agreement nor any acts of the parties hereto shall be deemed to create any relationship between the parties other than the relationship specified in this Agreement.

         12.11 CONFIDENTIALITY. Seller and Buyer hereby agree that the terms and conditions of this Agreement and the transactions contemplated herein shall remain confidential and not be disclosed by either party, except to employees and agents and otherwise to the extent necessary to perform due diligence and obligations hereunder until the date of Closing. Buyer agrees to remain bound by its confidentiality agreement with Seller through the Closing. Notwithstanding the foregoing, Buyer shall have the right to make public disclosures as may be necessary or advisable to satisfy applicable laws, rules and regulations applicable to public companies.

         12.12 NUMBER/GENDER. All words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case requires and the verb shall be construed as agreeing with the required word and/or pronoun.

         12.13 CAPTIONS. The division of this Agreement into articles, sections, subsections, Schedules and exhibits is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

         12.14 ALLOCATION OF FEES AND EXPENSES. Except as otherwise provided herein, Buyer and Seller each shall be responsible for their own legal and audit fees and other charges incurred in connection with the purchase and sale of the Assets, the completion of the transactions contemplated herein and any post-Closing matters in connection with the transactions contemplated herein.

         12.15 TIME OF THE ESSENCE. Time shall be of the essence of this Agreement and of every part hereof.

         12.16 SEVERABILITY. In the event that one or more of the provisions, warranties, representations or covenants or any portion of them contained in this Agreement are unenforceable or are declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or the validity of the remaining terms or portions of this Agreement, and each such unenforceable or invalid provision, warranty, representation or covenant or portion thereof shall be severable from the remainder of this Agreement.

         12.17 ATTORNEYS' FEES. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its reasonable attorneys' fees and other costs and expenses incurred in litigating or otherwise settling or resolving such dispute.

         12.18 REMEDIES CUMULATIVE. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

         12.19 CONSTRUCTION. The parties acknowledge that Buyer and Seller and their counsel each have reviewed and revised this Agreement and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any documents executed in connection herewith.

THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT, HAVE HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE, AND UNDERSTAND EACH OF THE PROVISIONS OF THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                              "SELLER"




                                              By:
                                                 -------------------------------


                                              "SHAREHOLDER"




                                              ----------------------------------
                                                          , D.D.S.


                                              "BUYER"
                                              ORTHODONTIX, INC.



                                              BY:
                                                 -------------------------------
                                                   Authorized Representative